U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 1, 2017 (November 27, 2017)

Spirit International, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	333-197056	38-3926700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

56 Jianguo Rd,

Chaoyang Qu, Beijing, China

(Address of principal executive offices)

+86 001 400-004-8181

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01	Other Events.

On November 21, 2017, the Board of Directors (the “Board”) of Spirit International, Inc. (the “Company”) approved a change in the name of the Company to “Jiucaitong Group Limited.” (the “Name Change”). On the same day, the holder of a majority of the Company’s issued and outstanding stock also approved the Name Change by written consent.

On November 22, 2017, the Company filed a Certificate of Amendment to its Articles of Incorporation with the State of Nevada to change the Company’s name from “Sprit International, Inc.” to “Jiucaitong Group Limited.” (the “Amendment”). On November 27, 2017 the Secretary of State of Nevada effectuated the Amendment.

On November 22, 2017, the Company filed an Issuer Notification Form with the Financial Industry Regulatory Authority, Inc. (“FINRA”) requesting confirmation of the Name Change and also to request the change of the Company’s ticker symbol from “SRTN” to “JCTG” (the “Symbol Change”).

The Name Change and Symbol Change do not affect the rights of the Company’s security holders. The Company’s securities will continue to be quoted on the OTC Markets. Following the Name Change, the stock certificates, which reflect the former name of the Company, will continue to be valid. Certificates reflecting the Name Change will be issued in due course as old stock certificates are tendered for exchange or transfer to the Company’s transfer agent.

A copy of the Amendment is attached to this Current Report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

3.1	Certificate of Amendment dated as of November 27, 2017 and Nevada State Business License dated as of November 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT INTERNATIONAL, INC.
(Registrant)

Dated: December 1, 2017	By:	/s/ Xuefei Kang
Chief Executive Officer

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